UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2023

FRITZY TECH INC.
(Exact name of registrant as specified in its charter)

Delaware	333-199336	46-5250836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 High Road, East Finchley, London England, United Kingdom	N2 9ED
(Address of principal executive offices)	(Zip Code)

315-292-7703

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 7.01 Regulation FD Disclosure

Fritzy Tech Inc (the “Company”) reports that it has entered the online travel and tourism space with the simultaneous launch of the travel portals, www.travelcityflights.com and www.travelcitystays.com.

Travelcityflights.com and Travelcitystays.com allow users to gain access and to book cheap flights online easily. The sites also provide ready access to thousands of hotel rooms and suites around the world, which would allow the Company to capture a proportion of the post pandemic rebounding travel market.

Under the “Travelcity” branding, the Company’s aim is to develop a platform that can take care of consumer's travel needs ranging from flights and hotel rooms to local destination tours as well as car rentals.

Item 8.01 Other Events

The Company announced today that its telephone contact number has changed to 315-292-7703.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRITZY TECH INC.

/s/ Hooi Chee Voon
Hooi Chee Voon
President

Date: January 9, 2023

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